Exhibit 99.1

LogMeIn Announces First Quarter 2017 Results

Strong Profitability and $105.9 Million of Operating Cash Flow Highlight the Quarter

Boston, May 4, 2017 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the first quarter ended March 31, 2017.

First quarter 2017 highlights include:

•	GAAP revenue was $187.5 million and non-GAAP revenue was $201.1 million

•	Net loss was $18.6 million, or $0.43 per diluted share, and non-GAAP net income was $38.1 million, or $0.85 per diluted share

•	EBITDA was $6.1 million and EBITDA margin was 3.3%, Adjusted EBITDA was $66.0 million and Adjusted EBITDA margin was 32.8%

•	Cash Flow from Operations was $105.9 million, or 53% of non-GAAP revenue and Adjusted Cash Flow from Operations was $127.0 million, or 63% of non-GAAP revenue

•	Total deferred revenue was $289.9 million

•	The Company closed the quarter with cash, cash equivalents and short-term investments of $296.1 million

“We closed our first quarter as a combined company with revenue, adjusted EBITDA, and earnings per share that all exceeded the high-end of our guidance while producing meaningful cash flow,” said Bill Wagner, President and CEO of LogMeIn. “We are pleased with this strong start to the year and the progress we’ve made integrating two great companies into a new market leader.”

Business Outlook

Based on information available as of May 4, 2017, the Company is issuing guidance for the second quarter 2017 and fiscal year 2017.

Since the Company’s merger with Citrix Systems, Inc.’s GetGo, Inc. subsidiary (referred to below as “GoTo”) officially closed on January 31, 2017, the Company’s business outlook for fiscal year 2017 excludes GoTo’s January 2017 results.

Second Quarter 2017: The Company expects second quarter non-GAAP revenue to be in the range of $264 million to $266 million. The Company expects second quarter GAAP revenue to be in the range of $254 million to $256 million. Non-GAAP revenue adds back $10 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

Adjusted EBITDA is expected to be in the range of $87 million to $89 million, or approximately 33% of non-GAAP revenue. EBITDA is expected to be in the range of $52 million to $54 million, or approximately 21% of GAAP revenue.

Non-GAAP net income is expected to be in the range of $49 million to $51 million, or $0.92 to $0.94 per diluted share. Non-GAAP net income adds back the $10 million non-GAAP revenue adjustment described above and excludes an estimated $18 million in stock-based compensation expense, $7 million in acquisition related costs, $49 million of amortization expense of acquired intangible assets and also includes $6 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items and discrete integration related tax items.

Non-GAAP net income for the second quarter assumes an effective tax rate of approximately 30% and non-GAAP net income per diluted share is based on an estimated 54 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition related costs, amortization expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report a GAAP net income in the range of $1 million to $3 million, or $0.03 to $0.06 per share.

GAAP net income for the second quarter assumes a tax benefit of approximately $8 million and GAAP net income per share is based on an estimated 54 million fully-diluted weighted average shares outstanding.

Fiscal Year 2017: The Company expects full year 2017 non-GAAP revenue to be in the range of $1.004 billion to $1.014 billion, which excludes GoTo’s January 2017 revenue of $58 million. The Company expects full year 2017 GAAP revenue to be in the range of $970 million to $980 million. Non-GAAP revenue adds back $34 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

Adjusted EBITDA is expected to be in the range of $343 million to $352 million, or approximately 34% to 35% of non-GAAP revenue. EBITDA is expected to be in the range of $184 million to $192 million, or approximately 19% to 20% of GAAP revenue.

Non-GAAP net income is expected to be in the range of $197 million to $203 million, or $3.80 to $3.92 per diluted share. Non-GAAP net income excludes an estimated $73 million in stock-based compensation expense, $52 million in acquisition related costs, $181 million of amortization expense of acquired intangible assets and also includes $20 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items and discrete integration related tax items.

Non-GAAP net income for the full fiscal year 2017 assumes an effective tax rate of approximately 30% and non-GAAP net income per diluted share is based on an estimated 52 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition related costs, amortization expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report a GAAP net loss in the range of $8 million to $2 million, or $0.16 to $0.04 net loss per share.

GAAP net loss for the full year assumes a tax benefit of $31 million to $29 million. GAAP net loss per share is based on an estimated 51 million weighted average basic shares outstanding.

Dividend

As previously announced, LogMeIn will pay the first $0.25 per share dividend under its capital return plan on May 26, 2017 to stockholders of record as of May 10, 2017. LogMeIn currently has approximately 52.6 million shares of common stock outstanding.

Conference Call Information for Today, Thursday, May 4, 2017

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-510-1765 (for the U.S. and Canada) or 719-457-2607 (for international callers) and entering passcode 4888152. A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on May 4, 2017 until 8:00 p.m. Eastern Time on May 12, 2017, by dialing 888-203-1112 and entering passcode 4888152.

Our Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and adjusted cash flow from operations.

•	Non-GAAP revenue is GAAP revenue and adds back the impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue.

•	EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income net, and depreciation and amortization.

•	EBITDA margin is calculated by dividing EBITDA by revenue.

•	Adjusted EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income net, depreciation and amortization, acquisition related costs, stock-based compensation expense, and adds back the impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.

•	Non-GAAP operating income is GAAP operating income and adds back the impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue and excludes acquisition related costs and amortization, stock-based compensation expense, and also includes amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP provision for income taxes is GAAP provision (benefit) for incomes taxes and excludes the tax impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue, acquisition related costs and amortization, stock-based compensation expense, discrete integration related tax impacts and also includes the tax impact of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for incomes taxes above.

•	Adjusted cash flow from operations excludes acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and to compare the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, and the Company’s financial guidance for fiscal year 2017 and the second quarter of 2017. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company’s solutions, the Company’s ability to execute on its strategic initiatives, failure to realize the estimated synergies or growth from the Company’s merger with GetGo, Inc. or that such benefits may take longer to realize than expected, the Company’s ability to integrate acquired products or companies, the disruption of ongoing business operations and the diversion of management’s attention due to the work required to successfully integrate GoTo’s business, unanticipated costs of integration, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	March 31,
	2016	2017
ASSETS
Current assets:
Cash and cash equivalents	$140,756	$266,723
Marketable securities	55,710	29,386
Accounts receivable, net	25,901	73,036
Prepaid expenses and other current assets	5,723	33,998

Total current assets	228,090	403,143
Property and equipment, net	23,867	80,216
Restricted cash	2,481	1,368
Intangibles, net	62,510	1,239,405
Goodwill	121,760	2,224,286
Other assets	4,282	8,625
Deferred tax assets	303	270

Total assets	$443,293	$3,957,313

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,640	$29,615
Accrued liabilities	35,253	119,303
Deferred revenue, current portion	156,966	281,009

Total current liabilities	206,859	429,927
Long-term debt	30,000	30,000
Deferred revenue, net of current portion	5,287	8,911
Deferred tax liabilities	2,332	402,721
Other long-term liabilities	2,699	4,865

Total liabilities	247,177	876,424

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	284	556
Additional paid-in capital	314,700	3,246,334
Accumulated deficit	(1,754)	(41,321)
Accumulated other comprehensive loss	(6,618)	(6,719)
Treasury stock	(110,496)	(117,961)

Total equity	196,116	3,080,889

Total liabilities and equity	$443,293	$3,957,313

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2016	2017
Revenue	$79,734	$187,458
Cost of revenue	11,200	38,939

Gross profit	68,534	148,519

Operating expenses:
Research and development	15,364	33,122
Sales and marketing	42,242	75,768
General and administrative	10,252	49,391
Amortization of acquired intangibles	1,383	24,420

Total operating expenses	69,241	182,701

Loss from operations	(707)	(34,182)
Interest income	183	146
Interest expense	(392)	(449)
Other (expense) income, net	(404)	50

Loss before income taxes	(1,320)	(34,435)
Benefit from income taxes	247	15,871

Net loss	$(1,073)	$(18,564)

Net loss per share:
Basic	$(0.04)	$(0.43)
Diluted	$(0.04)	$(0.43)
Weighted average shares outstanding:
Basic	25,152	43,570
Diluted	25,152	43,570

LogMeIn, Inc.

Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended March 31,
	2016	2017
	(in thousands)
GAAP Revenue	$79,734	$187,458
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	13,645

Non-GAAP Revenue	$79,734	$201,103

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended March 31,
	2016	2017
	(In thousands, except per share data)
GAAP Net loss income from operations	$(707)	$(34,182)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	13,645
Stock-based compensation expense	8,592	14,194
Acquisition related costs	3,257	32,077
Amortization of acquired intangibles	2,538	33,560
Effect of acquisition accounting on internally capitalized software development costs	—	(4,701)

Non-GAAP Operating income	13,680	54,593
Interest and other expense, net	(613)	(253)

Non-GAAP Income before income taxes	13,067	54,340
Non-GAAP Provision for income taxes	(4,002)	(16,199)

Non-GAAP Net income	$9,065	$38,141

Non-GAAP net income per diluted share	$0.35	$0.85
Diluted weighted average shares outstanding used in computing per share amounts	25,815	44,765

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended March 31,
	2016	2017
	(in thousands)
GAAP Net loss	$(1,073)	$(18,564)
Add Back:
Interest and other expense, net	613	253
Income tax expense	(247)	(15,871)
Amortization of acquired intangibles	2,538	33,560
Depreciation and amortization expense	2,906	6,724

EBITDA	4,737	6,102
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	13,645
Stock-based compensation expense	8,592	14,194
Acquisition related costs	3,257	32,077

Adjusted EBITDA	$16,586	$66,018

EBITDA Margin	5.9%	3.3%
Adjusted EBITDA Margin	20.8%	32.8%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended March 31,
	2016	2017
	(in thousands)
Cost of revenue	$548	$1,014
Research and development	1,498	4,429
Sales and marketing	3,827	3,606
General and administrative	2,719	5,145

Total stock based-compensation	$8,592	$14,194

LogMeIn, Inc.

Calculation of Projected 2017 Non-GAAP Revenue (unaudited)

(In millions)

	Three Months Ended	Twelve Months Ended
	June 30, 2017	December 31, 2017
GAAP Revenue	$254 - $256	$970 - $980
Add Back:

Effect of acquisition accounting on fair value of acquired deferred revenue	10	34

Non-GAAP Revenue	$264 - $266	$1,004 - $1,014

Calculation of Projected 2017 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

(In millions, except per share data)

	Three Months Ended	Twelve Months Ended
	June 30, 2017	December 31, 2017
GAAP Net income (loss)	$1 - $3	($8) - ($2)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	10	34
Stock-based compensation expense	18	73
Acquisition related costs	7	52
Amortization of acquired intangibles	49	181
Effect of acquisition accounting on internally capitalized software development costs	(6)	(20)
Income tax effect of non-GAAP items	(30)	(115)

Non-GAAP Net income	$49 - $51	$197 - $203

GAAP net loss per share or net income per diluted share	$0.03 - $0.06	($0.16) - ($0.04)
Non-GAAP net income per diluted share	$0.92 - $0.94	$3.80 - $3.92
Weighted average shares outstanding used in computing loss per share		51
Diluted weighted average shares outstanding used in computing income per share	54	52

Calculation of Projected 2017 EBITDA and Adjusted EBITDA (unaudited)

(In millions)

	Three Months Ended	Twelve Months Ended
	June 30, 2017	December 31, 2017
GAAP Net (loss) income	$1 - $3	($8) - ($2)
Add Back:
Interest and other (income) expense, net	–	2
Income tax benefit	(8)	(31) - (29)
Amortization of acquired intangibles	49	181
Depreciation and amortization expense	10	40

EBITDA	52 - 54	184 - 192
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	10	34
Stock-based compensation expense	18	73
Acquisition related costs	7	52

Adjusted EBITDA	$87 - $89	$343 - $352

EBITDA Margin	21%	19% -20%
Adjusted EBITDA Margin	33%	34% -35%

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2016	2017
Cash flows from operating activities
Net loss	$(1,073)	$(18,564)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	8,592	14,194
Depreciation and amortization	5,444	40,284
Benefit from deferred income taxes	—	(16,456)
Other, net	546	239
Changes in assets and liabilities, excluding effect of acquisitions:
Accounts receivable	1,053	3,127
Prepaid expenses and other current assets	(4,098)	(6,898)
Other assets	(85)	88
Accounts payable	1,712	3,887
Accrued liabilities	(2,498)	40,536
Deferred revenue	26,344	44,329
Other long-term liabilities	2,063	1,104

Net cash provided by operating activities (1)	38,000	105,870

Cash flows from investing activities
Purchases of marketable securities	(13,784)	—
Proceeds from sale or disposal or maturity of marketable securities	13,750	26,253
Purchases of property and equipment	(4,376)	(3,694)
Intangible asset additions	(392)	(6,031)
Acquisition of businesses, net of cash acquired	(61)	24,215
Decrease (increase) in restricted cash and deposits	(126)	1,877

Net cash (used in) provided by investing activities	(4,989)	42,620

Cash flows from financing activities
Repayments of borrowings under credit facility	(7,500)	—
Proceeds from issuance of common stock upon option exercises	1,125	4,485
Payments of withholding taxes in connection with restricted stock unit vesting	(2,115)	(7,621)
Payment of debt issuance costs	(265)	(1,793)
Dividends paid on common stock	—	(12,780)
Purchase of treasury stock	(8,367)	(7,465)

Net cash used in financing activities	(17,122)	(25,174)

Effect of exchange rate changes on cash and cash equivalents	2,159	2,651

Net increase in cash and cash equivalents	18,048	125,967
Cash and cash equivalents, beginning of period	123,143	140,756

Cash and cash equivalents, end of period	$141,191	$266,723

(1)	Cash flows from operating activities includes the following acquisition-related payments:

(a)	Cash flows from operating activities includes acquisition transaction, transition, and integration-related payments of $0.2 million and $21.1 million for the three months ended March 31, 2016 and 2017, respectively.

(b)	Cash flows from operating activities includes acquisition-related retention-based bonus payments of $4.5 million for the three months ended March 31, 2016 related to the Company’s 2014 and 2015 acquisitions.

Adjusted cash flows from operations adds back the items in (a) and (b) above and sums to $42.7 million and $127.0 million for the three months ended March 31, 2016 and 2017, respectively.